EXHIBIT (4)(l)

FORM OF POLICY ENDORSEMENT (PREMIUM BASED CHARGE

ENDORSEMENT)

Administrative and Home Office:
4333 Edgewood Road N.E.
Cedar Rapids, Iowa 52499
(319)355-8511
A Stock Company (Hereafter called the Company, we, our or us)

PREMIUM BASED CHARGE ENDORSEMENT

This Endorsement is part of the policy to which it is attached. All of the policy provisions that are not in conflict with this Endorsement apply to it. The Effective Date of this Endorsement is the same as the Policy Date of the policy to which it is attached. The Endorsement expires when the policy expires.

1.	Beginning on the Effective Date of this Endorsement, the following paragraph is added to the Premium Based Charge (PBC) provision of Section 6 - POLICY VALUE:

If a death benefit is payable, as described in Section 9, all Remaining Premium Based Charges for Remaining Premium Payments received prior to the Decedent’s death will be set to zero as of the date our Administrative Office receives due proof of death, in Good Order, from any elibible beneficiary. Any Premium Payments received after the Decedent’s death will be subject to applicable Premium Based Charges.

2.	Beginning on the Effective Date of this Endorsement, the last paragraph in the Spousal Beneficiary provision of Section 9 - DEATH PROCEEDS is deleted from the policy:

If a death benefit is payable and the policy is continued, all Remaining Premium Based Charges for Remaining Premium Payments received prior to the Decedent’s death will be set to zero as of the date Your election is received in good order. Any Premium Payments received after the Decedent’s Death will be subject to any applicable Premium Based Charge.

In all other respects the provisions and conditions of the policy remain the same.

Signed for the Company at our Home Office on its Effective Date by:

[Blake Bostwick]	[Jay Orlandi]
President	Secretary

ICC17 TEVA11IC-1117

Administrative and Home Office:
4333 Edgewood Road N.E.
Cedar Rapids, Iowa 52499
(319)355-8511
A Stock Company (Hereafter called the Company, we, our or us)

PREMIUM BASED CHARGE ENDORSEMENT

This Endorsement is part of the policy to which it is attached. All of the policy provisions that are not in conflict with this Endorsement apply to it. The Effective Date of this Endorsement is the same as the Policy Date of the policy to which it is attached. The Endorsement expires when the policy expires.

1.	Beginning on the Effective Date of this Endorsement, the following paragraph is added to the Premium Based Charge (PBC) provision of Section 6 - POLICY VALUE:

If a death benefit is payable, as described in Section 9, all Remaining Premium Based Charges for Remaining Premium Payments received prior to the Decedent’s death will be set to zero as of the date our Administrative Office receives due proof of death, in Good Order, from any eligible beneficiary. Any Premium Payments received after the Decedent’s death will be subject to applicable Premium Based Charges.

2.	Beginning on the Effective Date of this Endorsement, the last paragraph in the Spousal Beneficiary provision of Section 9 - DEATH PROCEEDS is deleted from the policy.

If a death benefit is payable and the policy is continued, all Remaining Premium Based Charges for Remaining Premium Payments received prior to the Decedent’s death will be set to zero as of the date Your election is received in good order. Any Premium Payments received after the Decedent’s Death will be subject to any applicable Premium Based Charge.

In all other respects the provisions and conditions of the policy remain the same.

Signed for the Company at our Home Office on its Effective Date by:

[Blake Bostwick]	[Jay Orlandi]
President	Secretary

TEVA1100-1117